CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No.32 to the Registration Statement of INSTITUTIONAL FIDUCIARY TRUST on Form N-1A, File No. 002-96634, of our reports dated August 8, 2002 relating to the financial statements and financial highlights of Institutional Fiduciary Trust and The Money Market Portfolios which appear in the June 30, 2002 Annual Reports to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."



                                         /s/PricewaterhouseCooper LLP
                                         PricewaterhouseCoopers LLP


San Francisco, California
October 29, 2002